UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Newmont Corporation
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On March 9, 2020, Newmont Corporation issued a press release announcing anticipated changes to its board of directors.  A copy of the press release is included below.

Newmont To Reduce Board Size

DENVER, March 9, 2020 — Newmont Corporation (NYSE: NEM, TSX: NGT) (Newmont or the Company) announced today that its Board of Directors (Board) plans to reduce  the number of Directors from 15 to 11, effective following the Annual Meeting of Stockholders on April 21, 2020, with the completion of the Goldcorp integration.

The Corporate Governance and Nominating Committee and the Board determined that reducing the size of the Board strikes the right balance between promoting robust dialogue and accountability while ensuring diverse expertise, perspectives and skills. Five directors, including Cristina Bitar, Beverley Anne Briscoe, Sheri E. Hickok, Clement Pelletier and Charles Sartain, are retiring from the Board upon completion of their terms at the Annual Meeting on April 21, 2020.

“These skilled directors have faithfully served the Company through a critical period of transition. They made valuable contributions to our Board’s deliberations, including the oversight of the integration of Goldcorp’s assets into Newmont’s portfolio,” said Board Chair Noreen Doyle. “The Board and management are grateful for their service.”

One new nominee, Maura Clark, will be added to the slate at the Annual Meeting in April, which will comprise 10 independent directors. Maura is an experienced director and has a comprehensive knowledge of finance, strategic development and operations.

As part of sound succession and governance practices, the Board has also determined that Greg Boyce will be appointed Vice Chair, effective April 21, 2020.  As Vice Chair, Greg will support Noreen Doyle in connection with Board and strategic oversight and governance matters, and both will work closely together over the next year towards a smooth Board leadership transition. “I appreciate the commitment of our Board to ensuring proper oversight and governance reflective of Newmont’s values,” said Tom Palmer, President and Chief Executive Officer.

The composition of the slate of proposed Directors for election at the 2020 Annual Meeting continues to reflect the Board’s commitment to diversity, with more than 50 percent female or ethnically diverse. Newmont’s Board consists of a broad range of backgrounds, experiences, talents and nationalities. As a global business, the Company benefits from the perspectives of directors who bring crucial insights and deep understanding of the activities of the business and in the jurisdictions in which Newmont operates around the world.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical proficiency. Newmont was founded in 1921 and has been publicly traded since 1925.

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Media Contact
Omar Jabara	303-837-5114	omar.jabara@newmont.com

Investor Contact
Jessica Largent	303-837-5484	jessica.largent@newmont.com

NEWMONT TO REDUCE BOARD SIZE

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual events or results to differ materially from future events or results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business, financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.”  Such forward-looking statements may include, without limitation, statements regarding any upcoming plans to reduce the number of directors or other changes to the Board or any leadership transition (the “2020 Board”).  Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. For a detailed discussion of risks and other factors that might impact future looking statements, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors” available on the SEC’s website at www.sec.gov or on the Company’s website at www.newmont.com. Newmont does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Additional Information and Where to Find It

The Company has filed its definitive proxy statement (the “2020 Proxy Statement”) relating to its 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and accompanying solicitation materials with the SEC on March 6, 2020. Security holders of the Company are urged to read carefully in their entirety the 2020 Proxy Statement and any other relevant materials filed, or that will be filed, when they become available, because they contain, and will contain, important information. Stockholders of the Company are able to obtain a copy of the 2020 Proxy Statement and any other relevant documents, including the accompanying solicitation materials, from the SEC free of charge on the SEC’s website at www.sec.gov or on the Company’s website at www.newmont.com.

Participants in the proposed transaction solicitation

The Company and its directors, nominees for election as director, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2019 Annual Report on Form 10-K filed with the SEC on February 20, 2020, its 2020 Proxy Statement filed with the SEC on March 6, 2020 and other relevant materials filed with the SEC. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the 2020 Annual Meeting is set forth in the 2020 Proxy Statement.